Exhibit 23.1


                    Consent of Independent Public Accountants


     We consent to the incorporation by reference in the Registration Statements of CCBT Financial Companies, Inc, on Form S-8 (File No, 333-72565, effective February 18, 1999) and on Form S-8 (File No. 333-65222, effective July 17, 2001) of our report dated February 9, 2001, with respect to the 2000 consolidated financial statements included in the Annual Report (Form 10-K) of CCBT Financial Companies, Inc. for the year ended December 31,2002.



/s/ GRANT THORNTON LLP
----------------------
    GRANT THORNTON LLP

Boston, Massachusetts
March 21, 2003